UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2019 (September 17, 2019)

TRIBUNE MEDIA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08572	36-1880355
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 North State Street, Chicago, Illinois		60654
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 222-3394

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	TRCO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2019, in recognition of Peter Kern’s significant contributions and efforts as Chief Executive Officer of Tribune Media Company (the “Company”) in connection with completion of the Company’s merger with Nexstar Media Group, Inc. (the “merger”), the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved payment of a cash transaction bonus of $5.525 million to Mr. Kern.

On September 17, 2019, the Compensation Committee also approved transaction bonus payments of $100,000 to Chandler Bigelow, the Company’s Executive Vice President and Chief Financial Officer, and $150,000 to Lawrence Wert, the Company’s President, Local Broadcasting, in recognition of their contributions and efforts in connection with completion of the merger.

The bonuses described above are payable from the transaction bonus pool reserved by the Compensation Committee in connection with the merger, which was previously disclosed in the proxy statement related to the approval of the merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2019	Tribune Media Company

	By:	/s/ Thomas E. Carter
	Name:	Thomas E. Carter
	Title:	Treasurer